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                      Consolidated Capital Growth Fund

                            Summary of Appraisals


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                                   (a)

                        Breckinridge Square Apartments
                             Louisville, Kentucky

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                             EXECUTIVE SUMMARY

DATE OF VALUATION:              September 27, 1995

MAP/BLOCK/LOT(S):               22-0036-0193
                                22-0532-0035
                                14-082L-0035
                                14-082L-0036

LOCATION:                       203 Breckenridge Square
                                Louisville, Jefferson County, Kentucky

DESCRIPTION:                    The subject is located on Breckenridge Lane
                                in the southwest quadrant of the intersection of Watterson Expressway (I-264) and
                                Breckenridge Lane, Jefferson County, Kentucky.
                                The property consists of a 294-unit garden apartment complex situated on a sixteen acre site. The improvements were constructed in two phases, 1970 and 1972, respectively and consist of twenty two-story buildings and one clubhouse/ leasing office.

CURRENT OCCUPANCY:              94%

NET RENTABLE AREA:              332,280 (plus or minus) square feet

NUMBER OF UNITS:                294

ZONING:                         R-7, Jefferson County, Louisville, Kentucky

PROPERTY RIGHTS APPRAISED:      Fee Simple Interest

HIGHEST AND BEST USE:           Continued use as an apartment building.

VALUE VIA INCOME
CAPITALIZATION APPROACH:        $10,000,000

VALUE VIA SALES
COMPARISON APPROACH:            $10,000,000

VALUE VIA COST APPROACH:        $10,000,000

FINAL CONCLUSION
OF MARKET VALUE:                $10,000,000


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                                (b)

                         Churchill Park Apartments
                           Louisville, Kentucky

                             EXECUTIVE SUMMARY

DATE OF VALUATION:              September 27, 1995

MAP/BLOCK/LOT(S):               22-0037-0286

LOCATION:                       3091 Breckenridge Lane
                                Louisville, Jefferson County, Kentucky

DESCRIPTION:                    The subject is located on Breckenridge Lane
                                just south of Hikes Lane and approximately one mile south of the intersection of the Watterson Expressway (I-264), Jefferson County,
                                Kentucky. The property consists of a 384-unit garden apartment complex situated on an
                                18.34 (plus or minus) acre site. The
                                improvements were constructed in 1970 and consist of twenty-five two-story buildings and one clubhouse/leasing office.

CURRENT OCCUPANCY:              94%

NET RENTABLE AREA:              350,984 (plus or minus) square feet

NUMBER OF UNITS:                384

ZONING:                         OR-2 Office/Residential District, Jefferson
                                County, Louisville, Kentucky

PROPERTY RIGHTS APPRAISED:      Fee Simple Interest

HIGHEST AND BEST USE:           Continued use as a residential apartment
                                building.

VALUE VIA INCOME
CAPITALIZATION APPROACH:        $11,100,000

VALUE VIA SALES
COMPARISON APPROACH:            $10,750,000

VALUE VIA COST APPROACH:        $11,500,000

FINAL CONCLUSION
OF MARKET VALUE:                $11,100,000

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                              (c)

                         The Lakes Apartments
                        Raleigh, North Carolina

                             EXECUTIVE SUMMARY                              2

DATE OF VALUATION:              October 12, 1995

DATE OF INSPECTION:             October 12, 1995

PROPERTY ADDRESS:               6615 The Lakes Drive
                                Raleigh, North Carolina 27609

TAX REFERENCE:                  352-0026

DEED REFERENCE:                 4266/068

CENSUS TRACT:                   540.01

PROPERTY DESCRIPTION:           The Lakes is a three-story garden-style
                                apartment complex made up of 600 units in 28 buildings and a total of 496,980 rentable square feet. The improvements, which are situated on a 81.304-acre site, were completed in 1973. The unit mix includes several variations of efficiency, one and two-bedroom units. The average unit size is 828 square feet.

ZONING:                         R-10 (Residential District)

MARKET BRIEF:                   Apartments continue to be a highly desirable
                                investment property type in Raleigh over the past year. The popularity of apartments is due principally to the lower risk perceived by buyers. Advantageous investment characteristics of multifamily properties include short term leases normally at market rates, predictable demographics, low tenant improvement costs at tenant turnover, and a market which generally reflects the ability to raise rents to keep up with inflation. Occupancy rates in Wake
                                County are predominantly above 95%, which adds to the desirability of this investment type.
                                Better financing terms are available for multifamily investments than other commercial segments of the market.

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                             EXECUTIVE SUMMARY                              3

                                Because of the continued popularity, apartment prices are increasing and capitalization rates are being driven lower. Although the current market is very tight, approximately 2,600 units are slated for development in 1996, which will add competition to the subject's submarket.

PROPERTY RIGHTS APPRAISED:      Fee Simple Estate

HIGHEST AND BEST USE:           Multi-family Residential

INDICATED VALUE BY APPROACHES:

INCOME CAPITALIZATION
APPROACH:                       $23,100,000

SALES COMPARISON
APPROACH:                       $23,400,000

COST APPROACH:                  $24,300,000

FINAL CONCLUSION OF
MARKET VALUE:                   $23,100,000

COMMENT

In estimating the subject's market value, the income capitalization approach was given the most weight due to the income-producing nature of the subject property. The sales comparison approach was also given weight due to the number of recent comparable sales in the subject's market. Due to market participants espousing the lack of the cost approach's applicability in a market where estimating depreciation from all forms is extremely subjective, the cost approach was given very little weight in our reconciliation of a final value estimate. However, it should be noted that with the number of current land sales, it is evident that the market has strengthened to the point of warranting new development in some areas, which would indicate that the applicability of the cost approach may be becoming a more meaningful value.

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                                   (d)

                         Tahoe Springs Apartments
                             Miami, Florida

                             EXECUTIVE SUMMARY

DATE OF VALUATION:              March 27, 1996

DATE OF INSPECTION:             March 27, 1996

NAME:                           Tahoe Springs Apartments

PROPERTY ADDRESS:               4920 NW 79th Avenue
                                Miami, Dade County, Florida 33166

TAX REFERENCE:                  30-3022-009-0010, 30-3022-009-0020

PROPERTY DESCRIPTION:           Tahoe Springs Apartments is a 368-unit
                                apartment complex which was constructed in 1973. The complex is comprised of 15, two and three-story buildings, with a net building area of 316,910 (plus or minus) SF.
                                Additionally, the subject has a one-story clubhouse building of 2,000 (plus or minus) SF.
                                The buildings are of concrete block
                                construction, with stucco veneer and asphalt shingle roofs. The improvements are situated on a 23.5 (plus or minus) acre site.

ZONING: RU-4L, Limited Apartment House District, under the jurisdiction of Dade County, Florida.

MARKET BRIEF:                   The overall average monthly rent for apartments
                                in mature rental developments in Dade County increased by $4.00 to $699 from August to November of 1995. However, the November 1995 overall average rent is 0.9% lower than the $705 average rent found one year earlier, indicating a leveling out of rents in the area.
                                A total of 845 new apartment units were
                                completed in Dade County in the third quarter of 1995 and construction was started on 160 units. New apartment starts through September
                                1995 totaled 1,796 units, 3.7 times the 487 started during the same period of 1994. Much of the recent increase in apartment development activity consists of tax credit developments, especially in South Dade County. These represent more than half of the apartment units under construction. The market has an overall average occupancy of 95.7%.

PROPERTY RIGHTS APPRAISED:      Fee Simple Estate

HIGHEST AND BEST USE:           Multifamily rental apartment complex

                             EXECUTIVE SUMMARY

INDICATED VALUE BY APPROACHES:

INCOME CAPITALIZATION APPROACH:         $11,900,000

SALES COMPARISON APPROACH:              $11,900,000

COST APPROACH:                          $12,600,000

FINAL CONCLUSION OF MARKET VALUE:      $11,900,000

DEFERRED MAINTENANCE,
DEDUCTED FROM THE VALUE ESTIMATE:       $0

According to a property condition assessment report conducted by Inspection
& Valuation International, on May 21, 1996, the subject has approximately $24,000 worth of deferred maintenance. Due to the minimal amount of deferred maintenance, we have estimated that it will be accounted for by the reserves account and normal property maintenance and repair and therefore, have not subtracted it from the value approaches. Additionally a small amount of deferred maintenance appears to be typically found in apartment complexes similar in age to the subject. A copy of this report is contained in the addenda.

COMMENT

In estimating the subject's market value, the Income Capitalization Approach was given the most weight due to the income-producing nature of the subject. The Sales Comparison Approach was also given weight due to the number of recent comparable sales in the subject's market. Due to market participants espousing the lack of applicability of the Cost Approach in a market where estimating depreciation from all forms is extremely subjective, the Cost Approach was given little weight in the reconciliation of a final value estimate. The Cost Approach was used, however, in the estimation of the subject's highest and best use.


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